CSMC06-1G4AR2  --  4A2

CREDIT SUISSE FIRST BOSTON

Balance Coupon Settle	$2,000,000.00 5.75000 01/31/2006	Delay Dated First Payment	24 01/01/2006 02/25/2006	WAC NET Contrib Wac	5.84000 5.50000 5.84000	WAM WALA	356 4

Price	1	2	3	4	5	6	7	8	9
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
97-00.00	6.085	6.188	6.497	7.468	8.418	9.188	10.550	11.870	12.536
97-08.00	6.059	6.152	6.430	7.305	8.162	8.856	10.083	11.272	11.870
97-16.00	6.033	6.116	6.363	7.144	7.907	8.526	9.619	10.676	11.209
97-24.00	6.007	6.080	6.297	6.983	7.654	8.198	9.157	10.085	10.552
98-00.00	5.982	6.044	6.231	6.823	7.402	7.871	8.698	9.497	9.900
98-08.00	5.956	6.009	6.166	6.664	7.152	7.546	8.241	8.913	9.251
98-16.00	5.930	5.973	6.101	6.506	6.902	7.223	7.787	8.333	8.607
98-24.00	5.905	5.938	6.036	6.348	6.654	6.901	7.336	7.756	7.967
99-00.00	5.880	5.903	5.972	6.192	6.407	6.581	6.887	7.182	7.331
99-08.00	5.855	5.868	5.908	6.036	6.162	6.263	6.441	6.613	6.699
99-16.00	5.829	5.833	5.845	5.881	5.917	5.946	5.997	6.046	6.071
99-24.00	5.804	5.799	5.782	5.727	5.674	5.631	5.556	5.483	5.447
100-00.00	5.779	5.764	5.719	5.574	5.432	5.318	5.117	4.924	4.827
Spread @ Center Price	150	161	182	217	251	282	336	390	417
WAL	16.73	10.96	5.34	1.82	1.10	0.84	0.59	0.46	0.42
Mod Durn	9.92	7.14	3.90	1.60	1.02	0.78	0.56	0.44	0.39
Principal Window	~Feb06 -Mar28	~Feb06 -Jun24	Feb06 -Apr20	Feb06 -May12	Feb06 -Nov08	Feb06 -Dec07	Feb06 -Apr07	Feb06 -Jan07	Feb06 -Nov06
Prepay	4 CPR	6 CPR	8 CPR	10 CPR	12 CPR	14 CPR	18 CPR	22 CPR	24 CPR
Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.433 4.332 4.287 4.278 4.349 4.524

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/ 000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.